                                                                  EXHIBIT 4.03.6

THE SECURITIES REPRESENTED HEREBY, AND THE SHARES OF COMMON STOCK OF THE ISSUER THAT ARE ISSUABLE UPON EXERCISE OF THIS WARRANT, ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND TO OTHER RESTRICTION PURSUANT TO THE PROVISIONS OF AGREEMENTS BETWEEN THE HOLDER OF SUCH SECURITIES AND THE COMPANY, A COPY OF WHICH IS AVAILABLE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY.


                  WARRANT TO PURCHASE SHARES OF COMMON STOCK

Issue Date: ___________, 1999
Number of Shares: _________

     Pursuant to that certain [Strategic Marketing Agreement (the "Marketing Agreement")], dated as of ________, 1999, entered into by, among other parties, NetSelect, Inc., a Delaware corporation that intends to change its name to homestore.com, Inc. ("homestore.com" or the "Company"), and [_______________] a [__________] corporation, this warrant (the "Warrant") is issued to Holder (as defined below) by the Company on the date set forth above (the "Issue Date") and certifies that, for value received, Holder is entitled to purchase the Number of Shares set forth above,/1/ subject to the other provisions of this Warrant and the Marketing Agreement. Capitalized terms not defined herein will have the meanings given them in the Marketing Agreement.

     1.   Definitions. The following definitions shall apply for purposes of
          -----------
this Warrant:

          1.1    "Act" means the Securities Act of 1933, as amended.

          1.2    "Common Stock" means the Company's Common Stock.

          1.3 "Exercise Commencement Date" means the later of (i) the date of the closing of the IPO and (ii) the date on which the registration statement filed by the Company relating to the resale of the Warrant Stock, file no. 333-80419 or, if such shares are not included in that registration statement, such other registration statement as the Company may file before the expiration of the lock-up period referred to in Section 5.2 below, relating to the resale of shares of the Warrant Stock, has been declared effective by the Securities and Exchange Commission.

          1.4 "Holder" means the initial holder of this Warrant whose name is subscribed on the signature page of this Warrant, and any person who shall at the time be the registered holder of this Warrant.


-------------------------
/1/ Number of shares equals $3,000,000 divided by the initial public offering price per share of common stock sold in the Company's initial public offering transaction.

          1.5 "IPO" means the Company's initial registered underwritten public offering of equity securities.

          1.6 "Maximum Purchase Amount" means an amount equal to the product of (i) the number of shares of Warrant Stock purchasable on the date of this Warrant (subject to adjustment as provided herein) multiplied by (ii) the Warrant Price on the date of this Warrant (subject to adjustment as provided herein).

          1.7 "Number of Shares" means the number of shares of fully paid and non-assessable Common Stock set forth at the beginning of this Warrant that may be acquired upon exercise of this Warrant, subject to adjustment as provided herein.

          1.8 "Purchase Amount" means, at a given time, an amount equal to the Maximum Purchase Amount less the aggregate amount previously paid to the Company for the purchase of Warrant Stock upon exercise of this Warrant.

          1.9 "Securities" means, collectively, this Warrant and any shares of Warrant Stock acquired upon exercise of this Warrant.

          1.10 "Shares" means the Number of Shares of Common Stock that may be acquired upon exercise of this Warrant.

          1.11 "Termination Date" means (i) the date which is seven (7) months from the Issue Date or, (ii) if sooner, the date on which this Warrant shall no longer be exercisable as described in Section 2.2 below.

          1.12 "Warrant Price" means the price to public of the Common Stock sold by the Company in the IPO, subject to adjustment as provided herein.

          1.13 "Warrant" means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

          1.14 "Warrant Stock" shall initially mean up to ___________ shares of Common Stock. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term "Warrant Stock" shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms. The actual number of Shares of Warrant Stock that may be acquired upon exercise of this Warrant may also be subject to the provisions of the Marketing Agreement.

     2.   Exercise of Warrant.
          -------------------

          2.1    Exercise Price. The exercise price per Share of the Warrant
                 --------------
shall be the Warrant Price.

          2.2    Exercisability; Term. The Warrant will not be exercisable in
                 --------------------
whole or in part until the Exercise Commencement Date. Notwithstanding anything else in this Warrant, however, no unexercised portion of the Warrant shall be exercisable at any time after the Company has delivered a notice of material breach of the Marketing Agreement by the original Holder or any party to the Marketing Agreement that is affiliated with the original Holder. The Warrant shall have a term of seven (7) months from the Issue Date unless sooner terminated pursuant to the preceding sentence.


          2.3    Method of Exercise. Subject to the terms and conditions of this
                 ------------------
Warrant, the Holder may exercise this Warrant in whole or in part, at any time or from time to time, on any business day during the period commencing on the Exercise Commencement Date and ending on the Termination Date, for up to that number of shares of Warrant Stock that is obtained by dividing (a) the Purchase Amount by (b) the then effective Warrant Price, by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto duly executed by the Holder (or such other form as the Company may reasonably determine), and payment of an amount equal to the product obtained by multiplying (i) the number of shares of Warrant Stock to be purchased by the Holder by (ii) the Warrant Price, determined in accordance with the terms hereof.

          2.4    Form of Payment. Payment may be made by (i) a check payable to
                 ---------------
the Company's order, (ii) wire transfer of funds to the Company, (iii) any combination of the foregoing.

          2.5    Partial Exercise. Upon a partial exercise of this Warrant: (i)
                 ----------------
the Purchase Amount immediately prior to such exercise shall be reduced by the aggregate amount paid to the Company upon such exercise of this Warrant, and
(ii) this Warrant shall be surrendered by the Holder and replaced with a new Warrant of like tenor in which the Maximum Purchase Amount is the Purchase Amount as so reduced. In no event may the cumulative aggregate purchase price paid to the Company upon all exercises of the Warrant exceed the Maximum Purchase Amount.

          2.6    No Fractional Shares. No fractional shares may be issued upon
                 --------------------
any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share, calculated on the basis of the Warrant Price.

          2.7    Restrictions on Exercise. This Warrant may not be exercised if
                 ------------------------
the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, if requested by the Company the Holder shall execute the subscription form attached hereto, confirming and acknowledging that the representations and warranties of the Holder set forth herein are true and correct as of this date of exercise.

     3.   Issuance of Stock; Date of Exercise. This Warrant shall be deemed to
          -----------------------------------
have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as reasonably practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise.

          4.     Adjustment Provisions. The number and character of shares of
                 ---------------------
Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor, are subject to adjustment upon the occurrence of the following events:

            4.1    Adjustment for Stock Splits, Stock Dividends, etc. The
                   -------------------------------------------------
Warrant Price and the number of shares of Warrant Stock issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares or other similar event affecting the number of outstanding shares of Warrant Stock (or such other stock or securities) that occurs after the date of the Warrant. Notwithstanding the preceding sentence, Holder and the Company acknowledge that in connection with the IPO, the Company intends to effect a stock split at or before the closing of the IPO, and that in such event, the Warrant Price per Share shall remain the price to public per share of Common Stock sold by the Company in the IPO, the number of Shares that may be acquired upon exercise of this Warrant will not be adjusted by such stock split and will be post-split shares.

            4.2    No Adjustment for Other Dividends and Distributions. In case
                   ---------------------------------------------------
the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable respect to the Warrant Stock that is payable in securities of the Company (other than issuances with respect to which adjustment is made under Section 4.1), then, and in each such case, the Holder, shall not, by virtue of Holder's status as a holder of the Warrant, be entitled to receive the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto.

            4.3    Adjustment for Reorganization or Recapitalization; Merger or
                   ------------------------------------------------------------
Consolidation. After the date of this Warrant, in case of any reorganization or
-------------
recapitalization of the Company (or of any other corporation, the stock or other securities of which are at the time receivable on the exercise of this Warrant), then the Holder, upon the exercise of this Warrant as provided herein, at any time after the consummation of such reorganization or recapitalization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such reorganization or recapitalization if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 4, and the successor or purchasing corporation in such reorganization or recapitalization (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation's obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization or recapitalization. After the date of this Warrant, in case of any merger or consolidation of the Company (or of any other corporation, the stock or other securities of which are at the time receivable on the exercise of this Warrant), to which the Company is a party and in which the Company is not the surviving entity, the surviving corporation (or its parent) may assume this Warrant, and if the surviving corporation does assume this Warrant, then after the consummation of such merger or consolidation, the Holder, upon exercise of this Warrant as provided herein, at any time after the consummation or such transaction, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant before such merger or consolidation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such reorganization or recapitalization if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 4; and in each such case, the terms of this Warrant shall, with appropriate adjustments to the number of shares subject to this Warrant and the Warrant Price of this Warrant, be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such merger or consolidation. Notwithstanding the foregoing, if the surviving corporation refuses to assume this Warrant, then this Warrant shall, if not exercised before the consummation of such merger or consolidation, terminate in its entirety upon the consummation of such merger or consolidation.

          4.4    Notice of Adjustments. The Company shall promptly give written
                 ---------------------
notice of each adjustment or readjustment of the Warrant Price or the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

          4.5    No Change Necessary. The form of this Warrant need not be
                 -------------------
changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.

          4.6    Reservation of Stock. If at any time the number of shares of
                 --------------------
Warrant Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

     5.  Securities Law Matters.
         ----------------------

          5.1    Representations and Warranties of the Holder. The Warrant and
                 --------------------------------------------
the shares of Warrant Stock are being acquired for the Holder's own account, in each case for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933.

          5.2    IPO Lock-Up Agreement.  As a condition to the Company's
                 ---------------------
obligation to issue this Warrant, Holder agrees to execute and deliver a lock-up agreement relating to the IPO in substantially the form executed by the Company's executive officers.

          5.3    Further Limitations on Disposition. Holder further agrees not
                 ----------------------------------
to make any disposition of all or any portion of the Warrant or Warrant Stock unless and until:

            (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

            (b) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and Holder shall have furnished the Company, at the expense of such Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Act.

     Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement shall be required: (i) for any routine transfer of any Warrant or Warrant Stock in compliance with SEC Rule 144 or Rule 144A; or (ii) for the transfer by gift, will or intestate succession by Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to
--------
be governed by the provisions of this Warrant (including without limitation this Section 5) to the same extent as if the transferee were an original Holder hereunder, and to execute such other agreements reasonably requested by the Company relating to the Warrant or the Warrant Stock.

          5.4    Legends. It is understood that the certificates evidencing the
                 -------
Warrant and Warrant Stock will bear legends that the Company or its counsel may reasonably require.

          5.5    Accredited Investor.  Holder represents that (i) it is an
                 -------------------
accredited investor within the meaning of Regulation D promulgated under the Act, (ii) it has substantial experience in making investments of the type represented by the Warrant and the Marketing Agreement, and (iii) is a "qualified institutional buyer" as defined in Rule 144A promulgated pursuant to the Act.

     6.   No Rights or Liabilities as Stockholder.  This Warrant does not by
          ---------------------------------------
itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

     7.   Registration Rights.
          -------------------

          7.1    Definitions.  For purposes of this Agreement:
                 -----------

                 (a)  Holder.  The term "Holders" shall mean holders of
                      ------
Registrable Securities that have registration rights pursuant to this Agreement.

                 (b)  Registration.  The terms "register," "registered," and
                      ------------
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement.

                 (c)  Registrable Securities.  The term "Registrable
                      ----------------------
Securities" means: (1) all of the Shares of Warrant Stock that are acquired upon exercise of this Warrant, and (2) any shares of Common Stock that are issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Shares of Warrant Stock; provided, however, that the term "Registrable Securities" shall exclude in all events (and such securities shall not constitute "Registrable Securities") (i) any Registrable Securities sold or transferred by a person in a transaction in which the registration rights granted under this Agreement are not assigned in accordance with the provisions of this Agreement, (ii) any Registrable Securities sold in a public offering pursuant to a registration statement filed with the Commission (except pursuant to the exercise of piggyback registration rights under Section 7.2 below) or sold pursuant to Rule 144 promulgated under the Act ("Rule 144") or
(iii) as to any Holder, the Registrable Securities held by such Holder if all of such Registrable Securities can be publicly sold without volume restriction within a three-month period pursuant to Rule 144.

          7.2    Piggyback Registrations.  (a) The Company shall use its best
                 -----------------------
efforts to notify all Holders of Registrable Securities in writing at least fifteen (15) days before filing any registration statement under the Act for purposes of effecting an underwritten public offering by the Company of equity securities of the Company (excluding registration statements relating to any employee benefit plan or a corporate merger, acquisition, reorganization or other Rule 145 transaction, or any Form S-3 or similar shelf registration statement relating to the non-underwritten offer and sale of securities for the account of persons or entities other than the Company) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Any registration statement that is subject to the provisions of this Section 7.2 may, in the Company's discretion, include securities of selling stockholders other than Holders. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within ten
(10) days after delivery of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any such registration statement filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Holders' rights to include any Registrable Securities in any offering under this Section are subject in all events to the ability of the managing underwriter for such offering to exclude some or all of the Registrable Securities requested to be registered on the basis of a good faith determination that inclusion of such securities might adversely affect the success of the offering or otherwise adversely affect the Company. Any such exclusion shall be pro rata (based on the number of Registrable Securities held) among all Holders who have requested to sell Registrable Securities in such registration.

                 (b)  Underwriting.  The right of any Holder to have Registrable
                      ------------
Securities included in a registration pursuant to this Section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected by the Company for such underwriting and such other customary selling stockholder documents as the managing underwriter reasonably requests, and shall furnish such information and documents as the Company or the managing underwriter or underwriters may reasonably request. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that inclusion of such securities might adversely affect the success of the offering or otherwise adversely affect the Company, then the managing underwriter(s) may exclude Registrable Securities from the registration and the underwriting, pro rata (based on the number of Registrable Securities held) among all Holders who have requested to sell Registrable Securities in such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

                 (c)  Expenses.  The Holders shall be responsible for their
                      --------
pro rata share of registration fees and underwriters' and brokers' discounts and commissions relating to any Registrable Securities included in such registration. Other registration expenses (such as legal and accounting fees of counsel to the Company, printing fees, road show expenses, and the like) shall be shall be borne by the Company.


                 (d)  Number of Piggyback Registrations.  The piggyback
                      ---------------------------------
registration rights granted to the Holders under this Section shall apply to the first two registrations filed by the Company after the Closing.

          7.3    Obligations of the Company.  Whenever required to effect the
                 --------------------------
registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                 (a) Furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

                 (b) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                 (c) Notify the Holder promptly (i) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of a registration statement for amendments or supplements to such registration statement or related prospectus or for additional information, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          7.4    Furnish Information.  It shall be a condition precedent to the
                 -------------------
obligations of the Company to take any action pursuant to Section 7.2 that the Holder shall furnish to the Company such information regarding it, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the registration of its Registrable Securities.

          7.5    Indemnification.  In the event any Registrable Securities are
                 ---------------
included in a registration statement under this Agreement:

                 (a)   By the Company.  To the extent permitted by law, the
                       --------------
Company will indemnify and hold harmless the Holder, the officers and directors of the Holder and each person, if any, who controls the Holder (such persons and entities referred to as "Holder Indemnified Parties"), against any losses,
                         --------------------------
expenses, damages or liabilities to which they may become subject under the Act, the Exchange Act or other federal or state law (a "Loss"), insofar as such Losses (or actions in respect thereof) arise out of any claim, action or proceeding brought by a third party arising out of or based upon any of the following statements, omissions or violations (collectively a "Violation"):

                 (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed pursuant to this Section 7;

                 (ii) the omission or alleged omission to state in a registration statement filed pursuant to this Section 7 a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                 (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any federal or state securities law, in each case in connection with the offering covered by such registration statement;

and the Company will reimburse each Holder Indemnified Party for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such Violation; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Loss, if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such Loss to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder Indemnified Party; and provided further, that the Company will not be liable for the reasonable legal fees and expenses of more than one counsel to the Holder Indemnified Parties.

                 (b)  By the Holder.  To the extent permitted by law, each
                      -------------
Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, and each person, if any, who controls the Company within the meaning of the Act (such persons and entities referred to as "Company Indemnified Parties") against any Losses to
                         ---------------------------
which such Company Indemnified Parties may become subject under the Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and the Holder will reimburse any legal or other expenses reasonably incurred by such Company Indemnified Parties in connection with investigating or defending any such Violation; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Holder; provided further, that the Holder shall not be liable for the reasonable legal fees and expenses of more than one counsel to the Company Indemnified Parties; and provided further, that the total amounts payable in indemnity by the Holder under this subsection in respect of any Violation shall not exceed the net proceeds received by the Holder in the registered offering out of which such Violation arises.

                 (c)  Notice.  Promptly after receipt by an indemnified party
                      ------
under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement of such an action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to a majority in interest of the indemnified parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if the indemnified party has been advised in writing by counsel that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section to the extent such delay caused actual prejudice to the indemnified party, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

                 (d)  Defect Eliminated in Final Prospectus.  The foregoing
                      -------------------------------------
indemnity agreements of the Company and the Holder are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) of the Commission (the "Final Prospectus"), such indemnity agreements shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished in a timely manner to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

                 (e)  Contribution.  In order to provide for just and equitable
                      ------------
contribution to joint liability under the Act in any case in which either (i) a Holder Indemnified Party makes a claim for indemnification pursuant to this Section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of the Holder Indemnified Party in circumstances for which indemnification is provided under this Section then, and in each such case, the Company and the Holder Indemnified Parties will contribute to the aggregate Losses to which they may be subject (after contribution from others) in proportion to their relative fault as determined by a court of competent jurisdiction; provided however, that in no event, except in instances of fraud by the Holder in which there is no limitation, (i) shall the Holder be responsible for more than the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement and (ii) shall the Holder be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by the Holder pursuant to such registration statement; and in any event, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                 (f)  Survival.  The obligations of the Company and the Holder
                      --------
under this Section shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

                 (g)  Indemnification Provisions in Underwriting Agreement.  The
                      ----------------------------------------------------
provisions of this Section 7.5 shall be superseded in their entirety by the indemnification provisions contained in any underwriting agreement entered into by the Company, the underwriters in a registration effected pursuant to this Section, and Holders of Registrable Securities who are selling stockholders in such registration, and upon the execution and delivery of such an underwriting agreement containing indemnification provisions, the provisions of this Section
7.5 shall be of no further force or effect.

          7.6  Rule 144 Reporting.  With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, for so long as the Holder owns any Registrable Securities, the Company agrees to:

               (a) Make and keep adequate, current public information available, as those terms are understood and defined in Rule 144 under the Act, at all times;

               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

               (c) So long as the Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

          7.7  Termination of homestore's Obligations.  The Company shall have
               --------------------------------------
no obligations to include Shares of Warrant Stock in a registration pursuant to this Section 7 with respect to any particular Holder, at such time as all Shares of Warrant Stock held by such Holder may be sold within a three month period under Rule 144, as it may be amended from time to time, including but not limited to amendments that reduce that period of time that securities must be held before such securities may be sold pursuant to such rule.

          7.8  Lock-Up Agreement Regarding Subsequent Offerings.  Each Holder
               ------------------------------------------------
agrees that it will not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether the shares or any of those securities are then owned by that person or are later acquired directly from the Company, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any transaction described above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (a "Disposition") (other than transfers
                                           -----------
to donees, shareholders or partners of the Holder who agree to be similarly bound) for up to 180 days after the effective date of a registration statement of the Company filed under the Act; provided, however, that such agreement shall be applicable only to the first two such registration statements of the Company filed after the closing of the IPO that cover securities to be sold on its behalf to the public in an underwritten offering but not to any Registrable Securities (as hereinafter defined) that are included in and sold pursuant to such registration statement.

     8.   Miscellaneous
          -------------

          8.1    Governing Law; Consent to Jurisdiction. This Warrant shall be
                 --------------------------------------
governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements between residents thereof and to be performed entirely within such State, without reference to that body of law relating to conflict of laws or choice of law. The Company and the Holder hereby consent to the exclusive jurisdiction and venue of the State and Federal courts located in Los Angeles County, California in connection with any action to enforce the provisions of this Warrant, or otherwise arising under or by reason of this Warrant, and agrees that service of process in any such action may be effected by the means provided in this Warrant for delivery of notices.

          8.2    Assignment; Binding Upon Successors and Assigns. Neither party
                 -----------------------------------------------
hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto, except that (i) the Company may assign its respective rights to any wholly-owned subsidiary of the Company, and
(ii) the Company may assign its rights and obligations hereunder without the prior written consent of Holder in connection with a merger, consolidation or sale of all or substantially all of the Company's assets, provided that the acquiring or surviving entity agrees to assume all of the Company's obligations under this Warrant and substitutes a warrant for its own shares for this Warrant. This Warrant will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          8.3    Headings; Pronouns. The titles of the sections and subsections
                 ------------------
of this Warrant are for convenience only and are not to be considered in construing this Warrant. All pronouns used in this Warrant shall be deemed to include masculine, feminine and neuter forms.

          8.4    Counterparts. This Warrant may be executed in any number of
                 ------------
counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same instrument. This Warrant will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of the parties reflected hereon as signatories. Facsimile copies of such counterparts are acceptable.

          8.5    Marketing Agreement. This Warrant is issued pursuant to the
                 -------------------
Marketing Agreement and is subject to the terms thereof, to the extent that they relate to this Warrant.

          8.6    Notices. All notices or other communications given under this
                 -------
Warrant shall be in writing and shall be delivered in person, by first class mail, by national overnight courier service, or facsimile, addressed as follows:

                 If to Holder:

                 To the address for Holders set forth on the signature page of this Warrant.

                 If to the Company:

                 225 West Hillcrest Drive, Suite 100
                 Thousand Oaks, CA 91360

                 Attn: General Counsel
                 Telephone: (805) 557-2300
                 Facsimile:  (805) 557-2680

     Either party may change its address or addressee for the purpose of this Warrant by notice. Notices or other communications shall be deemed given or delivered upon receipt if delivered in person, four (4) days after deposit in the mails, one (1) business day after deposit with a reputable overnight courier service, or one (1) business day after transmission if delivered by facsimile with confirmation of receipt.

          8.7    Attorney's Fees. If any party is required to engage the
                 ---------------
services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorney's fees.

          8.8    Amendment; Waiver.  Any term of this Warrant may be amended,
                 -----------------
and the observance of any term of this Warrant may be waived, either generally or in a particular instance and either retroactively or prospectively, only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section shall be binding upon the Company, and each Holder of any Warrants, each future holder of the Warrant or shares of Warrant Stock, and the Company.

          8.9    Terms Binding. By acceptance of this Warrant, the Holder
                 -------------
accepts and agrees to be bound by all of the terms and conditions of this Warrant.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Warrant as of the Issue Date.

COMPANY:                               HOLDER:

NETSELECT, INC.                        Name of Holder: _______________________
a Delaware corporation

By: ______________________________     By: ___________________________________
Title: ___________________________     Title: ________________________________

                                       Address: ______________________________
                                       _______________________________________
                                       _______________________________________
                                       Telephone: ____________________________
                                       Facsimile: ____________________________




[SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT]

                                   Exhibit 1
                                   ---------

                             FORM OF SUBSCRIPTION
                             --------------------

                 (To be signed only upon exercise of Warrant)

To: homestore.com, Inc.

      (1) The undersigned Holder hereby elects to purchase ____________ shares of Common Stock of homestore.com, Inc. (the "Warrant Stock"), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

      (2) In exercising the Warrant, the undersigned Holder hereby confirms and acknowledges that the representations and warranties of Holder, including those set forth in Section 5.1 of the Warrant, are true and correct as of this date with respect to the Warrant Stock as they were with respect to the Warrant as of the date of the Warrant.

      (3) Please issue a certificate or certificates representing such shares of Warrant Stock in the name or names specified below:

___________________________________     _______________________________________
(Name)                                  (Name)

___________________________________     _______________________________________
(Address)                               (Address)

___________________________________     _______________________________________
(City, State, Zip Code)                 (City, State, Zip Code)

___________________________________     _______________________________________
(Federal Tax Identification Number)     (Federal Tax Identification Number)

___________________________________     _______________________________________
(Date)                                  (Signature of Holder)

 (4) Unless otherwise set forth in this Exhibit 1, all capitalized terms shall have the meanings ascribed to them in the Warrant.

                                LOCK-UP LETTER

                                _________, 1999



Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
BancBoston Robertson Stephens Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
as Representatives of the Several Underwriters
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs and Mesdames:

     The undersigned understands that you, as representatives (the "Representatives") of the several underwriters (the "Underwriters") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with homestore.com, Inc. , a Delaware corporation (the "Company"), providing for the initial public offering (the "Public Offering") by the Underwriters, including Morgan Stanley & Co. Incorporated ("Morgan Stanley"), of shares of the Common Stock, $0.001 par value per share, of the Company (the "Common Stock") pursuant to a registration statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission.

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any shares of Common Stock to the Underwriters pursuant to Underwriting Agreement; (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering; (c) a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the terms of this agreement; or (d) a transfer to any trust for the benefit of the undersigned or the undersigned's immediate family, provided that the trustee of the trust agrees in writing, on behalf of the trust, to be bound by the terms of this agreement. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 day after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     The undersigned hereby acknowledges that this Lock-Up Letter is valid and binding notwithstanding any prior agreements relating to this matter and further agrees and consents to the entry of stop-transfer instructions with the Company's transfer agent against the transfer of shares of Common Stock held by the undersigned except in compliance with the terms and condition of this Lock-Up Letter. The undersigned also understands that the Company and the Underwriters will proceed with the public offering in reliance on this Lock-Up Letter. Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                    Very truly yours,


                                    ___________________________________________
                                    Name Of Stockholder


                                    ___________________________________________
                                    Signature of Authorized Signatory


                                    ___________________________________________
                                    Print Name and Title, if applicable


                                    ___________________________________________
                                    Additional Signatures, if stock jointly held